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                                EXHIBIT 3.2(a)

                           CERTIFICATE OF AMENDMENT
                   TO THE CERTIFICATE OF LIMITED PARTNERSHIP
                     OF WELLS REAL ESTATE FUND XIII, L.P.
                            DATED OCTOBER 20, 2000
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                        CERTIFICATE OF AMENDMENT TO THE
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                       WELLS REAL ESTATE FUND XIII, L.P.

     THIS CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP OF WELLS REAL ESTATE FUND XIII, L.P. dated as of October 20, 2000, is made and executed by and between Wells Capital, Inc. and Leo F. Wells, III, as the General Partners of Wells Real Estate Fund XIII, L.P. (the "Partnership"), for the purpose of amending that certain Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P., which was filed in the office of the Secretary of State of the State of Georgia on September 15, 1998 (the "Original Limited Partnership Certificate").

     WHEREAS, the Partnership was previously formed pursuant to the terms and provisions of the Original Limited Partnership Certificate; and

     WHEREAS, pursuant to the terms of O.C.G.A. (S) 14-9-202, the General Partners desire to amend the Original Limited Partnership Certificate pursuant to the terms and provisions hereof.

                                      I.

                        NAME OF THE LIMITED PARTNERSHIP
                        -------------------------------

     The name of the limited partnership is: WELLS REAL ESTATE FUND XIII, L.P.

                                      II.

                        DATE OF FILING THE CERTIFICATE
                        ------------------------------


     The Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. (the "Original Limited Partnership Certificate") was filed on: September 15, 1998.

                                     III.

                         AMENDMENT TO THE CERTIFICATE
                         ----------------------------

     The Original Limited Partnership Certificate is hereby amended as follows:

     2.  Registered Office and Agent.  The address of the registered office and
         ----------------------------
the name and address of the registered agent for the service of process is as follows:

                         Wells Capital, Inc.
                         6200 The Corners Parkway
                         Suite 250
                         Norcross, Georgia 30092
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     3.  General Partners.  The names and business addresses of the General
         ----------------
Partners are as follows:

                         Wells Capital, Inc.
                         6200 The Corners Parkway
                         Suite 250
                         Norcross, Georgia 30092


                         Leo F. Wells, III
                         6200 The Corners Parkway
                         Suite 250
                         Norcross, Georgia 30092


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. as of the date first above written.

                              GENERAL PARTNERS:

                              WELLS CAPITAL, INC.
                              A Georgia corporation

                              By:  /s/ Leo F Wells
                                 ---------------------------------
                                   Leo Wells, III
                                   President

                                         [Corporate Seal]


                                 /s/ Leo F Wells
                              ------------------------------------(SEAL)
                              LEO F. WELLS, III

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